                              CONFIRMING STATEMENT

        This Statement confirms that Fin PO S.A., SICAR, PO Capinvest 1 SAS and
Michele Mezzarobba (collectively, the "Filers") have authorized and designated each of Scott Way and Denise Cruz to execute and file on the Filers' behalf all
Forms 3, 4, and 5 (including any amendments thereto) that the Filers may be required to file with the U.S. Securities and Exchange Commission as a result of the Filers' ownership of or transactions in securities of LDR Holding
Corporation. The authority of Scott Way and Denise Cruz under this Statement shall continue until the Filers are no longer required to file Forms 3, 4, and 5 with regard to the Filers' ownership of or transactions in securities of LDR
Holding Corporation, unless earlier revoked in writing. The Filers acknowledge that neither Scott Way nor Denise Cruz is assuming any of the
Filers' responsibilities to comply with Section 16 of the Securities Exchange
Act of 1934.

Date:  September 25, 2013               Fin PO S.A., SICAR

                                        By:  /s/ Michele Mezzarobba
                                             -----------------------------------
                                        Name:  Michele Mezzarobba
                                        Title:  President

                                        PO Capinvest 1 SAS

                                        By:  /s/ Michele Mezzarobba
                                             -----------------------------------
                                        Name:  Michele Mezzarobba
                                        Title:  President

                                        /s/ Michele Mezzarobba
                                        ----------------------------------------
                                        Michele Mezzarobba